Exhibit 13(i)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our report dated February 24, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report of The Prudential Variable Contract Account-2 which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights for VCA 2” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 29, 2004